                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]


Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         VYTERIS HOLDINGS (NEVADA), INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

                         VYTERIS HOLDINGS (NEVADA), INC.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410

                                          February __, 2007

Dear Stockholder:

         On behalf of the board of directors and management, I am pleased to invite you to a special meeting of the stockholders of Vyteris Holdings (Nevada), Inc. The meeting will be held on March __, 2007, at 9:30 a.m. New York City time at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068. A notice of meeting, proxy statement and proxy card are enclosed for your review.

         I urge you to read the enclosed materials carefully and to complete, date, sign and mail promptly the proxy card enclosed with this letter to ensure that your vote will be counted.

         The officers, directors and staff of Vyteris Holdings (Nevada), Inc. sincerely appreciate your support.

                                            Very truly yours,

                                            /s/ Donald F. Farley
                                            --------------------
                                            Donald F. Farley
                                            Chairman of the Board

                         VYTERIS HOLDINGS (NEVADA), INC.

                            NOTICE OF SPECIAL MEETING

         A special meeting of stockholders of Vyteris Holdings (Nevada), Inc. (the "Company") will be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 on March __, 2007, at 9:30 a.m. New York City time. At the meeting, you will be asked to consider and act upon the following:

         1. A proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, par value $0.001 per share, from 100,000,000 shares to 200,000,000 shares.

         2. A proposal to amend the Company's Articles of Incorporation to change the name of the Company from Vyteris Holdings (Nevada), Inc. to Vyteris, Inc.

         3. Other business if properly raised at the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on February 7, 2007, are entitled to notice of, and to vote at, the meeting.


                                            /s/ David DiGiacinto
                                            --------------------
                                            David DiGiacinto
                                            Secretary

Fair Lawn, New Jersey
February __, 2007


           TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING,
                PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE
              ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

                         VYTERIS HOLDINGS (NEVADA), INC.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410

                                 PROXY STATEMENT

The board of directors (the "Board") of Vyteris Holdings (Nevada), Inc. (the "Company") is soliciting proxies for use at the special meeting of stockholders to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 at 9:30 a.m. New York City time on March __, 2007, and for use at any adjournments thereof. The Company refers to this meeting as the Special Meeting. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about February __, 2007.


                                TABLE OF CONTENTS

                                                                                        Page
Information About the Special Meeting.....................................................2
         Voting Procedures................................................................2
         Proposal One: To Increase the Number of Authorized Shares of Common Stock........3
         Proposal Two: To Change the Name of the Company to Vyteris, Inc..................5
Security Ownership of Certain Beneficial Owners and Management............................8
Stockholder Proposals for the 2007 Annual Meeting........................................11
Delivery of Documents to Stockholders....................................................11
Where You Can Find Additional Information About the Company..............................11

Exhibit A - Form of Amendment to the Company's Articles of Incorporation

                      INFORMATION ABOUT THE SPECIAL MEETING

VOTING PROCEDURES

Holders of record of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the close of business on February 7, 2007 (the "Record Date") are entitled to vote at the Special Meeting. On the Record Date, there were 63,951,856 outstanding shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter submitted for a vote of the stockholders at the Special Meeting.

In addition, holders of record of the Company's Series B Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Stock" and, together with the Common Stock, the "Capital Stock"), at the close of business on the Record Date are entitled to vote at the Special Meeting on an as-converted basis together with holders of the Common Stock as a single class on all matters to be voted on by holders of Common Stock. Each share of Preferred Stock is convertible at any time, upon the option of the holder, into 0.1396 shares of Common Stock prior to March 31, 2007. On the Record Date, there were 7,500,000 outstanding shares of Preferred Stock, which together are entitled to an aggregate of 1,047,500 votes on each matter submitted for a vote of the holders of Common Stock at the Special Meeting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Special Meeting. Each proxy in that form that is properly signed and received prior to the Special Meeting will be voted as specified in the proxy or, if not specified, FOR the following proposals set forth in this Proxy Statement: (i) increasing the number of authorized shares of the Company's Common Stock from 100,000,000 shares to 200,000,000 shares; and (ii) changing the name of the Company from Vyteris Holdings (Nevada), Inc. to Vyteris, Inc.

At the time that this Proxy Statement was mailed to stockholders, the Board and management were not aware that any matter other than the matters described above would be presented for action by stockholders at the Special Meeting. If other matters are properly brought before the Special Meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons acting under the proxies.

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted. Any stockholder who submitted a proxy by mail may change his vote or revoke his proxy by (a) filing with the Secretary of the Company a written notice of revocation or (b) timely delivering a valid, later-dated proxy. Attendance at the Special Meeting will not have the effect of revoking a proxy unless the stockholder gives written notice of revocation to the Secretary of the Company before the proxy is exercised or such stockholder votes by written ballot at the Special Meeting.

The presence in person or by properly executed proxy of holders of Capital Stock representing a majority of the votes entitled to be cast by all the holders of Capital Stock is necessary to constitute a quorum at the Special Meeting. The votes of stockholders present in person or represented by proxy at the Special Meeting will be tabulated by inspectors of election appointed by the Company.

The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not technically constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of votes cast. The inspectors of election will treat shares referred to as "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send soliciting material to the beneficial owners of Capital Stock and will, upon request, reimburse them for their expenses. In addition to solicitation by mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company and its subsidiaries.

PROPOSAL ONE: TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

For the reasons set forth below in "Purpose of the Amendment to the Articles of Incorporation," the Company's Board and management determined that it is advisable and in the best interests of the Company and its stockholders to amend
Article IV of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), from 100,000,000 shares to 200,000,000 shares. Thus, on February 7, 2007, the Board approved the form of the amendment to the Articles of Incorporation attached as EXHIBIT A hereto and resolved to refer the matter to the Company's stockholders for their approval.

At the Special Meeting, the stockholders will be asked to approve the amendment to the Company's Articles of Incorporation attached as EXHIBIT A hereto. If the stockholders approve the amendment, it is anticipated that the amendment will become effective as soon as practicable after the Special Meeting. If the stockholders do not approve the amendment, the number of shares of Common Stock authorized by the Company's Articles of Incorporation will continue to be 100,000,000 shares.

VOTE REQUIRED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION

Nevada corporation law and the Company's Articles of Incorporation require the affirmative vote of a majority of the votes entitled to be cast by the holders of Capital Stock of the Company to approve the amendment to the Articles of Incorporation.

PURPOSE OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

The purpose of the proposed amendment to the Company's Articles of Incorporation is to increase the total number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares. If the stockholders approve the proposed amendment, the Company's Board may issue additional shares of Common Stock without further vote of the stockholders, except as may be required in particular cases by the Company's organizational documents, applicable law, the rules and regulations of the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc. or the rules and regulations of any securities exchange on which the Common Stock may then be listed.

The Board believes that it is in the best interests of the Company to have additional shares of Common Stock authorized at this time. As of January 31, 2007, the Company needed 12,065,565 additional shares of Common Stock to be authorized to satisfy existing obligations under certain warrants and options to purchase Common Stock. Additional needs might arise if the Company were to enter into certain transactions, including, but not limited to: undertaking equity financings and acquisitions of other businesses; establishing strategic relationships with other companies; and providing equity incentives to employees. Additional shares of Common Stock also might be needed to pay stock dividends or to undertake stock splits or other recapitalizations. The Company may enter into from time to time equity financings, acquisitions, strategic relationships and other transactions as market conditions permit and as opportunities arise.

As of January 31, 2007, the Company's cash and cash equivalents amounted to approximately $600,000. Without any substantial revenues, the Company is dependent upon borrowings and equity financings to remain in business. If the Company does not raise additional capital immediately, it will be required to discontinue or substantially modify its business.

EFFECT OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

Under the existing Articles of Incorporation, the Company has the authority to issue 100,000,000 shares of Common Stock. As of January 31, 2007, 63,951,856 shares of Common Stock were issued and outstanding. As of such date, an additional 48,113,709 shares of Common Stock were reserved to satisfy the following existing obligations:

       Convertible Preferred Stock                   1,047,500
       Convertible Debt                              7,990,887
       Warrants                                     34,854,394
       Options                                       4,220,928
                                                 -------------
       Total                                        48,113,709
                                                 =============

Accordingly, as of January 31, 2007, no shares of Common Stock were available for issuance and not reserved for existing obligations. The proposed amendment would provide for an additional 100,000,000 shares of Common Stock to be available for issuance.

Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of holders of currently outstanding Capital Stock, except for effects incidental to increasing the number of authorized shares of Common Stock. Under the Articles of Incorporation, holders of Capital Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current holders of Capital Stock do not have a prior right to purchase any new issue of shares of the Company to maintain their proportionate ownership of or rights to the Common Stock. Thus, if the Board causes the Company to issue additional shares of Common Stock or securities convertible into or exercisable for

Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing holders of Capital Stock.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR INCREASING THE NUMBER
  OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000
                                    SHARES.

PROPOSAL TWO: TO CHANGE THE NAME OF THE COMPANY TO VYTERIS, INC.

Vyteris Holdings (Nevada), Inc. was organized in Utah as Treasure Mountain Mining Company in 1954. In 1997, the Company's name was changed to Treasure Mountain Holdings, Inc., the Company was re-domiciled as a Nevada corporation, and the Utah corporation was subsequently dissolved. On September 29, 2004, Treasure Mountain Holdings, Inc. completed a business combination in which Vyteris, Inc., a Delaware corporation, merged with a wholly-owned subsidiary of Treasure Mountain Holdings, Inc. As a result of the business combination, Vyteris, Inc. became the Company's wholly-owned subsidiary, and the former stockholders of Vyteris, Inc. became stockholders of the Company. In addition, the Company's principal business after the business combination became the business in which Vyteris, Inc. had been engaged since its formation on November 10, 2000. In May 2005, the Company's name was changed to Vyteris Holdings (Nevada), Inc.

For the reasons set forth below in "Purpose of the Name Change," the Company's Board and management determined that it is advisable and in the best interests of the Company and its stockholders to amend the Company's Articles of Incorporation to change the name of the Company from Vyteris Holdings (Nevada), Inc. to Vyteris, Inc. (the "Name Change").

On February 7, 2007, the Board approved the Name Change through the adoption of an amendment to the Company's Articles of Incorporation, attached as EXHIBIT A hereto, and resolved to refer the matter to the Company's stockholders for their approval.

At the Special Meeting, the stockholders will be asked to approve the Name Change. Upon approval by the stockholders, it is anticipated that the Name Change will become effective as soon as practicable after the Special Meeting. If the stockholders do not approve the Name Change, the Company will continue to operate under its current name.

VOTE REQUIRED FOR THE NAME CHANGE

Nevada corporation law and the Company's Articles of Incorporation require the affirmative vote of a majority of the votes entitled to be cast by the holders of Capital Stock of the Company to approve the Name Change.

PURPOSE OF THE NAME CHANGE

The Board and management of the Company decided to propose the Name Change for the following reasons:

           o Vyteris Holdings (Nevada), Inc. wholly owns Vyteris, Inc., a Delaware corporation through which substantially all the business of the Company is conducted and which holds substantially all the assets and liabilities of the Company. As a result, the Company believes that changing the name of Vyteris Holdings (Nevada), Inc. to Vyteris, Inc. would create awareness of and minimize confusion regarding the relationship between Vyteris Holdings (Nevada), Inc., the Nevada parent corporation, and Vyteris, Inc., its wholly-owned Delaware subsidiary.

           o While the Company is incorporated in Nevada, its principal executive offices are located in the State of New Jersey and substantially all of its business is conducted through a wholly-owned subsidiary whose principal executive offices are also located in the State of New Jersey. As a result, the Company believes that removing the reference to the State of Nevada from the Company's name would minimize confusion regarding the relationship of the Company to the State of Nevada, its place of incorporation, and the State of New Jersey, its principal place of business.

EFFECT OF THE NAME CHANGE

The Name Change would effect only a change in the legal name of the Company and would not result in any change in its business, management, location of its principal executive offices, assets, liabilities, net worth or capitalization.

The Company believes that the Name Change will not affect any of its material contracts with any third parties and that the Company's rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company.

The Common Stock of the Company currently is quoted on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc. (the "OTCBB") under the symbol "VYHN.OB." As soon as reasonably practicable after the Name Change, the Company will use its best efforts to cause the Common Stock to trade on the OTCBB under the name "Vyteris, Inc." and the symbol "VYTR."

EXCHANGE OF SHARE CERTIFICATES

After the effective date of the Name Change and upon surrender for cancellation of an existing stock certificate representing Capital Stock of the Company (an "Existing Stock Certificate"), the holder of such stock certificate will be entitled to receive a new stock certificate reflecting the Name Change and representing the same number of shares of Capital Stock in the Company (a "New Stock Certificate"), and the surrendered Existing Stock Certificate will be cancelled.

Although the Company encourages you to exchange your Existing Stock Certificate(s) for New Stock Certificate(s), holders of Capital Stock are not required to do so. Dividends and other distributions declared after the effective date of the Name Change with respect to the Capital Stock and payable to holders of record after such date will be paid to the holder of any unsurrendered Existing Stock Certificate with respect to the shares which by virtue of the Name Change are represented by such Existing Stock Certificate. Such holder of an unsurrendered Existing Stock Certificate will also be entitled to exercise all voting and other rights as a holder of Capital Stock.

As soon as practicable on or after the effective date of the Name Change, stockholders of record immediately prior to the Special Meeting will be sent detailed instructions concerning the procedures to be followed for submission of Existing Stock Certificates to the Company's transfer agent, together with a form of transmittal letter to be sent to the transfer agent at the time such certificates are submitted. The transfer agent will deliver to any holder who has previously submitted a duly completed and executed transmittal letter and an Existing Stock Certificate, a New Stock Certificate issued by the Company representing an equal number of shares of Capital Stock. Failure by a stockholder to return appropriate transmittal letters or to surrender Existing Stock Certificates will not affect that person's rights as a stockholder as that stockholder's Existing Stock Certificates following the effectiveness of the Name Change will represent the same number of shares of Capital Stock and will present no material consequences to the Company.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR
                CHANGING THE NAME OF THE COMPANY TO VYTERIS, INC.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Capital Stock as of January 31, 2007, by (i) each person who is known by the Company to be the beneficial owner of more than 5% of either the outstanding Common Stock or the outstanding Preferred Stock; (ii) each of the Company's directors and executive officers; and (iii) all of the Company's directors and executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Vyteris Holdings (Nevada), Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person under options or warrants exercisable within 60 days of January 31, 2007, are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

--------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENTAGE OF
                                                                             NUMBER OF         OUTSTANDING SHARES
   TITLE OF CLASS                   NAME OF BENEFICIAL OWNER                   SHARES               IN CLASS
--------------------------------------------------------------------------------------------------------------------

PREFERRED STOCK:
                       Kevin Kimberlin (1)                                    7,410,020               98.8%

                       Donald Farley                                             89,980                1.2%
                       Timothy McIntyre                                              --                   *
                       David DiGiacinto                                              --                   *
                       Russell O. Potts                                              --                   *
                       Gregory B. Lawless                                            --                   *

                       Directors and Officers as a Group (5 persons)             89,980                1.2%

COMMON STOCK:
                       Kevin Kimberlin (2)                                   31,779,007               39.7%
                       Qubit Holdings LLC (3)                                 9,177,845               12.8%
                       BTR Global Opportunity Trading Ltd (4)                 7,500,000               11.3%
                       BTR Global Growth Trading Ltd (4)                      7,500,000               11.3%

                       Donald Farley (5)                                        248,005                   *
                       Timothy McIntyre (6)                                     200,000                   *
                       David DiGiacinto (7)                                      25,545                   *
                       Russell O. Potts (8)                                         524                   *
                       Gregory B. Lawless                                            --                   *

                       Directors and Officers as a Group (5 persons)(9)         474,074                0.7%

* Represents less than one percent.

1. Represents 7,410,020 shares of Preferred Stock owned by Spencer Trask Specialty Group LLC ("STSG"), of which Mr. Kimberlin is the non-managing member.

2. Represents (i) 14,999,979 shares of Common Stock owned by STSG, of which Mr. Kimberlin is the non-managing member; (ii) 4,000,337 shares of Common Stock issuable upon the exercise of warrants acquired by STSG in connection with a line of credit extended to the

      Company; (iii) 52,083 shares of Common Stock issuable upon the exercise of warrants issued in connection with $250,000 aggregate principal amount of subordinated convertible promissory notes issued to STSG in 2006; (iv) 2,236,063 shares of Common Stock issuable upon the conversion of $5,370,000 aggregate principal amount of subordinated convertible promissory notes issued to STSG in 2006; (v) 1,034,933 shares of Common Stock issuable upon conversion of Preferred Stock held by STSG; (vi) 34,917 shares of Common Stock issuable upon the exercise of warrants held by STSG (excluding the warrants listed in clause (ii) above); (vii) 278,164 shares of Common Stock owned by Scimitar Holdings, LLC, a New York limited liability company and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation of which Mr. Kimberlin is the controlling stockholder and chairman; (viii) 7,604,732 shares of Common Stock issuable upon the exercise of warrants issued to Spencer Trask Ventures, Inc., a wholly-owned subsidiary of Spencer Trask & Co.; (ix) an aggregate of 388,272 shares of Common Stock owned by Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Private Equity Accredited Fund III LLC and Spencer Trask Illumination Fund LLC (together, the "Funds"); and (x) 1,149,527 shares of Common Stock issuable upon the exercise of warrants issued to the Funds. Spencer Trask & Co. is the 100% owner of the manager of each of the Funds.

3. Includes (i) 1,531,489 shares of Common Stock owned by Qubit Holdings, LLC, a Delaware limited liability company ("Qubit"); (ii) 189,539 shares of Common Stock issuable upon the exercise of warrants issued to Qubit in connection with a recapitalization transaction in March 2004; (iii) 3,601,993 shares of Common Stock issuable upon the exercise of warrants issued to Qubit in connection with certain senior debentures; and (iv) 3,854,824 shares of Common Stock issuable upon the conversion of $963,707 aggregate principal amount of senior convertible debentures issued to Qubit. The Common Stock beneficially owned by Qubit includes Common Stock directly owned by certain trusts for the benefit of Mr. Kimberlin's children. Mr. Kimberlin disclaims beneficial ownership of the Common Stock beneficially owned by Qubit and directly owned by such trusts on the basis that Mr. Kimberlin has no power to vote or to dispose of any of such Common Stock.

4. Represents 5,000,000 shares of Common Stock and 2,500,000 shares of Common Stock issuable pursuant to the exercise of warrants.

5. Includes (i) 71,229 shares of Common Stock owned by Mr. Farley; (ii) 115,619 shares of Common Stock owned by a trust for which Mr. Farley serves as a trustee; (iii) 12,567 shares of Common Stock issuable upon conversion of Preferred Stock; (iv) 23,045 shares of Common Stock issuable upon exercise of warrants; and (v) 25,545 shares of Common Stock which are issuable upon the exercise of stock options. Mr. Farley, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

6. Effective January 1, 2006, the first day of Mr. McIntyre's employment with the Company, the Company agreed to issue to Mr. McIntyre, subject to stockholders' approval, options to purchase 1,750,000 shares of Common Stock at an exercise price of $1.31 per share. These options will vest in tranches based on the achievement of milestones. 200,000 of those options have vested as of November 10, 2006, and no other options are expected to vest within 60 days following January 31, 2007.

7. Represents shares of Common Stock which are issuable upon the exercise of stock options. Mr. DiGiacinto, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

8. Represents shares of Common Stock which are issuable upon the exercise of stock options.

9. Includes (i) 186,848 shares of Common Stock; (ii) 23,045 shares of Common Stock issuable upon exercise of warrants; (iii) 12,567 shares of Common Stock issuable upon conversion of Preferred Stock; and (iv) 251,614 shares of Common Stock, which are issuable upon the exercise of stock options.

Mr. Kimberlin, the Company's controlling stockholder, has advised the Company that he intends to vote all of his shares of Capital Stock in favor of the proposals described in this Proxy Statement. As noted above, Mr. Kimberlin beneficially owns approximately 39.7% of the Common Stock and approximately 98.8% of the Preferred Stock. However, 15,077,659 shares of the Common Stock that he beneficially owns are issuable pursuant to either the exercise of warrants that were not exercised as of the Record Date or the conversion of notes that were not converted as of the Record Date. As a result, of the 64,999,356 eligible votes at the Special Meeting, 63,951,856 of which are represented by Common Stock and 1,047,500 of which are represented by Preferred Stock, Mr. Kimberlin controls the right to vote 16,701,348, or 25.7%, of such eligible votes.

Information with respect to Mr. Kimberlin that is set forth in this Proxy Statement is derived in part from Form 4 and Schedule 13D reports filed by Mr. Kimberlin with the Securities and Exchange Commission (the "SEC").

                STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

If you wish to have a proposal included in the Company's proxy statement and form of proxy for its 2007 annual meeting, the proposal must be received by the Company at its principal executive offices by a reasonable time before the Company begins to print and mail its annual meeting proxy materials. A proposal that is received after that time or that otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. Furthermore, proxies for the 2007 annual meeting will confer discretionary authority to vote against any proposal not received by the Company at its principal executive offices by a reasonable time before the Company mails its annual meeting proxy materials. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the requirements of applicable securities laws. The submission of a proposal does not guarantee that it will be included in the proxy materials.


                      DELIVERY OF DOCUMENTS TO STOCKHOLDERS

A proxy statement is being delivered to each stockholder in instances in which multiple stockholders share a single address. Upon request, American Stock Transfer & Trust Company, the Company's transfer agent, will undertake to deliver in the future a single copy of any proxy statement to multiple stockholders sharing a single address who, in the aggregate, are currently receiving multiple copies of the proxy statement. Such a request must be directed to the Shareholders Department of the transfer agent by phone at 1-800-937-5449 or by mail to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 78 hours from receipt by the transfer agent for any such request to take effect.


           WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company files reports, proxy and information statements and other information with the SEC. Such reports, statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Furthermore, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

                                            By Order of the Board of Directors,

                                            /s/ David DiGiacinto
                                            David DiGiacinto, Secretary

 February __, 2007

                                    EXHIBIT A

                                     FORM OF
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                       OF VYTERIS HOLDINGS (NEVADA), INC.

[SEAL] DEAN HELLER                       CERTIFICATE OF          Office Use Only
       SECRETARY OF STATE                   AMENDMENT
                                    (PURSUANT TO NRS 78.385 and
       202 NORTH CARSON STREET                 78.390)
       CARSON CITY, NEVADA 89701-4201
       (775)684 5708

             IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING
________________________________________________________________________________

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                              -REMIT IN DUPLICATE-

1. Name of corporation:            VYTERIS HOLDINGS (NEVADA), INC.



2. The articles have been amended as follows (provide article numbers, if available):

   A. Article I of the corporation's articles of incorporation is amended to provide as follows:

         "Name. The name of the corporation is Vyteris, Inc. (hereinafter, the "Corporation)."


   B. Article IV of the corporation's articles of incorporation is amended to provide as follows:

         "Common Stock. The Corporation shall have the authority to issue Two Hundred Million (200,000,000) shares of common stock having a par value of $.001 per share ("Common Stock"). Fully paid Common Stock of the Corporation shall not be liable for further call or assessment. The authorized shares of Common Stock shall be issued at the discretion of the Board of Directors of the Corporation."



3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:  Majority    *

4. Officer Signature (Required):

_____________________________________     ______________________________________

* lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.
                                   ----------
                                  |  Reset   |
                                   ----------

                                      PROXY
                         VYTERIS HOLDINGS (NEVADA), INC.

The undersigned hereby appoints Donald F. Farley, Timothy McIntyre and David DiGiacinto, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at a Special Meeting of stockholders of Vyteris Holdings (Nevada), Inc. to be held on March __, 2007, and any adjournment thereof, upon matters properly coming before the Special Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       SPECIAL MEETING OF STOCKHOLDERS OF
                         VYTERIS HOLDINGS (NEVADA), INC.

                                  March __, 2007


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: X .
                                              ---

1. Proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, par value $0.001 per share, from 100,000,000 shares to 200,000,000 shares.

              FOR ___             AGAINST ___             ABSTAIN ____

2. Proposal to amend the Company's Articles of Incorporation to change the name of the Company from Vyteris Holdings (Nevada), Inc. to Vyteris, Inc.

              FOR ___             AGAINST ___             ABSTAIN ____

3. Transaction of such other business as may properly come before the Special Meeting, and any adjournment thereof, as the Board of Directors in its discretion may determine. The Board is not aware of any such other matters.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature of Stockholder:     _________________________________________________

Name of Stockholder:          _________________________________________________

Signature of Stockholder
(if shares are jointly held): _________________________________________________

Name of Stockholder
(if shares are jointly held): _________________________________________________

Date:                         _________________________________________________


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.